UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 9, 2008
Date of Report (Date of earliest event reported)
Syntax-Brillian Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50289	05-0567906

(State or Other	( Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)
1600 N. Desert Drive
Tempe, Arizona
85281
(Address of Principal Executive Offices) (Zip Code)
(602) 389-8888
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     The information provided pursuant to Item 2.03 of this Current Report on Form 8-K regarding the DIP Credit Agreement is incorporated by reference in its entirety into this Item 1.01.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     In connection with our July 8, 2008 filing of voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Chapter 11 Petitions”), on July 9, 2008, we and two of our wholly owned subsidiaries, Syntax-Brillian SPE, Inc. and Syntax Groups Corporation, entered into a senior secured, super-priority, debtor-in-possession credit and guaranty agreement (the “DIP Credit Agreement”) with various lenders and Silver Point Finance, LLC, as administrative agent and collateral agent. Under the DIP Credit Agreement, the lenders will lend us up to $7,500,000, with such amounts to be used to fund, as necessary, the continuance of our businesses through a sale of substantially all of our assets (solely in compliance with the budget approved by the United States Bankruptcy Court) and to pay a portion of our obligations incurred prior to the filing of our Chapter 11 Petitions.
     The description of the material terms of the DIP Credit Agreement, which agreement is attached hereto as Exhibit 10.86 and incorporated herein by reference, does not purport to be complete and is qualified in its entirety by reference to such exhibit.
     A copy of the press release relating to the foregoing is attached hereto as Exhibit 99.1.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On July 14, 2008, we received a Nasdaq Staff Determination Letter stating that the filing of our Chapter 11 Petitions serves as an additional basis for delisting our securities from the Nasdaq Stock Market in accordance with Marketplace Rules 4300, 4450(f), and IM-4300.
     We do not intend to appeal or otherwise respond to this determination, and, as a result, the Nasdaq Listing Qualifications Panel will consider the record as presented at the April 3, 2008 Listing Qualifications Panel hearing related to our inability to timely file our Forms 10-Q for the quarters ended December 31, 2007 and March 31, 2008 and will make its determination based upon that record.
     A copy of the press release disclosing our receipt of the Nasdaq Staff Determination Letter is attached hereto as Exhibit 99.2.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit
Number

10.86	Debtor-In-Possession Credit and Guaranty Agreement, dated as of July 9, 2008, among Syntax-Brillian Corporation, Syntax-Brillian SPE, Inc., Syntax Groups Corporation, various lenders, and Silver Point Finance, LLC

99.1	Press release from Syntax-Brillian Corporation, dated July 9, 2008, entitled “Syntax-Brillian Corporation Receives Court Approval of Its First Day Motions; Allows Company to Continue to Provide Wages, Honor Existing Benefits to Employees; Requests for Interim DIP Financing Approved”

99.2	Press release from Syntax-Brillian Corporation, dated July 14, 2008, entitled “Syntax-Brillian Corporation Announces Interim $7.5 million DIP Financing Agreement; Receives NASDAQ Notice”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTAX-BRILLIAN CORPORATION
Date: July 14, 2008	By:	/s/ Greg Rayburn
Greg Rayburn
Interim Chief Executive Officer

EXHIBIT INDEX

10.86	Debtor-In-Possession Credit and Guaranty Agreement, dated as of July 9, 2008, among Syntax-Brillian Corporation, Syntax-Brillian SPE, Inc., Syntax Groups Corporation, various lenders, and Silver Point Finance, LLC

99.1	Press release from Syntax-Brillian Corporation, dated July 9, 2008, entitled “Syntax-Brillian Corporation Receives Court Approval of Its First Day Motions; Allows Company to Continue to Provide Wages, Honor Existing Benefits to Employees; Requests for Interim DIP Financing Approved”

99.2	Press release from Syntax-Brillian Corporation, dated July 14, 2008, entitled “Syntax-Brillian Corporation Announces Interim $7.5 million DIP Financing Agreement; Receives NASDAQ Notice”